AMENDMENT NO. 2 TO
SECURITIES PURCHASE AGREEMENT

This Amendment No. 2 to Securities Purchase Agreement (“Amendment No. 2”) dated as of December 15, 2009, is made by and between Axion Power International, Inc., a Delaware corporation (the “Company”) and The Quercus Trust (“Quercus”).

RECITALS

A.           WHEREAS, the Company and Quercus are parties to that certain Securities Purchase Agreement, dated as of January 14, 2008 (the “Original Agreement”), as amended by Amendment to Warrants and Securities Purchase Agreement, dated September 22, 2009 (“Amendment No. 1”). The Original Agreement, as amended by Amendment No. 1 is hereinafter referred to as the “Securities Purchase Agreement”. Capitalized terms used herein have the respective meanings ascribed thereto in the Securities Purchase Agreement unless otherwise defined herein.

B.           WHERAS, the Company now proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with the investors party thereto (the “Investors”), pursuant to which the Investors propose to purchase from the Company an aggregate of up to • shares of common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $0.57 per share (the “New Investment”).

C.           WHEREAS, in order to induce the Investors to enter into the Purchase Agreement, the parties desire to further amend the Securities Purchase Agreement and the Warrants as set forth below and to waive certain of the provisions thereof effective as of the closing of the New Investment (the “Closing”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Amendment No. 2, and intending to be legally bound, the Company and Quercus hereby agree as follows:

1.           Quercus hereby irrevocably waives any rights it has pursuant to Article 4 of the Securities Purchase Agreement with respect to any Cut Back Shares.

2.           Sections 4.3 and 4.6 of the Warrants are hereby deleted in their entirety. Not later than the Closing, Quercus shall surrender the Warrants to the Company in exchange for new Warrants of like tenor reflecting the changes made to the Warrants pursuant to Amendment No. 1 and this Amendment No. 2.

3.           No later than the Closing, Quercus shall pay to the Company $500,000 by wire transfer of immediately available funds to an account previously specified by the Company in writing.

4.           Section 5.8 of the Securities Purchase Agreement is hereby deleted in its entirety.

5.           The amendments and waivers of the Securities Purchase Agreement and the Warrants are expressly conditioned upon and shall be effective immediately prior to the Closing of the New Investment. In the event that the New Investment is abandoned, the terms of this Amendment No. 2 shall be void and of no further force and effect.

6.           Except as expressly modified hereby, the Securities Purchase Agreement and the Warrants shall remain in full force and effect.

7.           The Investors shall be deemed to be express third party beneficiaries of this Amendment No. 2 and each Investor shall have the right to enforce this Amendment No. 2 as if it was a party hereto.

8.           This Amendment No. 2 may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their respective authorized signatories as of the date first indicated above.

AXION POWER INTERNATIONAL, INC.

By:
Tom Granville, President

THE QUERCUS TRUST

By:	/s/ David Gelbaum
David Gelbaum, Co- Trustee

By:
Monica Chavez Gelbaum, Co- Trustee